UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 15, 2005

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-15699 (Commission File Number)	75-2822620 (I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas (Address of principal executive offices)		75001 (Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 15, 2005, the board of directors (the “Board”) of Concentra Inc. (“Concentra”), Registrant’s parent corporation, took formal action to approve changes to Concentra’s existing director compensation plan. The changes to the plan consist of providing that Concentra’s non-executive Chairman does not participate in the director compensation plan, other than with respect to reimbursement of travel expenses incurred for attendance at meetings of the Board.

A copy of the modified director compensation plan is attached as Exhibit 10.24 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 15, 2005, William H. Wilcox was elected to the Board by the written consent of Welsh, Carson, Anderson & Stowe (“WCAS”), Concentra’s principal stockholder. No transactions have occurred within the last two years to which Concentra or any of its subsidiaries was a party and Mr. Wilcox had or is to have a direct or indirect material interest.

Item 7.01. Regulation FD Disclosure.

On December 15, 2005, Concentra issued a press release regarding the election of William H. Wilcox to Concentra’s Board of Directors. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.24	Concentra Inc. Board of Directors Compensation Plan.

99.1	Press Release, dated December 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION (Registrant)

By:	/s/ Richard A. Parr II
Name: Title:	Richard A. Parr II Executive Vice President, General Counsel & Corporate Secretary

Date: December 16, 2005

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.24	Concentra Inc. Board of Directors Compensation Plan.

99.1	Press Release, dated December 15, 2005.